Exhibit 32.2

Certification of Senior Vice President and Chief Financial Officer

     The undersigned Senior Vice President and Chief Financial Officer of First State Financial Corporation does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of First State Financial Corporation.

Date: May 10, 2005	By: /s/ Dennis Grinsteiner

Dennis Grinsteiner
Senior Vice President and Chief Financial Officer

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